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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 31, 1997, included in the 1997 Annual Report to Shareholders of STRATTEC SECURITY CORPORATION.





         ARTHUR ANDERSEN LLP


         Milwaukee, Wisconsin,
         September 10, 1997.